UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Mission NewEnergy Limited
(Exact name of registrant as specified in its charter)

Western Australia, Australia	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Tempo Offices, Unit B9
431 Roberts Road
Subiaco, Western Australia 6008
Australia
Tel: +61 8 9443 9512
Fax: +61 8 9201 1958
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class be to be so registered	Name of each exchange on which each class is to be registered

Ordinary Shares, no par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-170471

Securities to be registered pursuant to Section 12(g) of the Act:  None

ITEM 1.  DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The description of the securities to be registered is set forth under the heading “Description of Share Capital” in the Registrant’s Registration Statement on Form F-1 (File No. 333-170471), filed with the Securities and Exchange Commission on November 8, 2010, as subsequently amended by any amendments to such Registration Statement and by any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 in connection with such Registration Statement. Such Registration Statement, as amended, and any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 that includes such description, are hereby incorporated by reference herein.

ITEM 2.  EXHIBITS.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Mission NewEnergy Limited

By:	/s/ Nathan Mahalingam
Name:	Nathan Mahalingam
Title:	Chief Executive Officer

Dated: December 23, 2010